Exhibit 99.1

AMSC Reports Third Quarter Fiscal Year 2024 Financial Results and Provides Business Outlook

Third Quarter Financial Highlights:
• Increased Revenue by 56% Year Over Year to Above $60 Million • Net Income of over $2 Million • Generated nearly $6 Million of Operating Cash Flow

Company to host conference call tomorrow, February 6, at 10:00 am ET

Ayer, MA – February 5, 2025 – AMSC (Nasdaq: AMSC), a leading system provider of megawatt-scale power resiliency solutions that orchestrate the rhythm and harmony of power on the grid™ and protect and expand the capability and resiliency of our Navy’s fleet, today reported financial results for its third quarter of fiscal year 2024 ended December 31, 2024.

Revenues for the third quarter of fiscal 2024 were $61.4 million compared with $39.4 million for the same period of fiscal 2023. The year-over-year increase was driven by organic growth and the acquisition of NWL, Inc.

AMSC’s net income for the third quarter of fiscal 2024 was $2.5 million, or $0.07 per share, compared to a net loss of $1.6 million, or $0.06 per share, for the same period of fiscal 2023. The Company’s non-GAAP net income for the third quarter of fiscal 2024 was $6.0 million, or $0.16 per share, compared with a non-GAAP net income of $0.9 million, or $0.03 per share, in the same period of fiscal 2023. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Cash, cash equivalents, and restricted cash on December 31, 2024, totaled $80.0 million, compared with $74.8 million at September 30, 2024.

"AMSC delivered the best quarterly results in years. Fiscal third quarter revenue surpassed $60 million, that’s revenue growth of 56% when compared to the same period last year, and net income exceeded $2 million, making it our second consecutive quarter of reporting net income,” said Daniel P. McGahn, Chairman, President and CEO, AMSC. “Bookings and backlog during the quarter continued to be robust. We believe our company’s diverse bookings and strengthened balance sheet allow us to seize opportunities in new markets and extend our customer reach. We are proud of these results and remain focused on driving execution and strong performance as we move into the fourth fiscal quarter of the year."

AMSC Reports Q3 FY24 Results	Page 2

Business Outlook

For the fourth quarter ending March 31, 2025, AMSC expects that its revenues will be in the range of $59.0 million to $63.0 million. The Company’s net loss for the fourth quarter of fiscal 2024 is expected not to exceed $1.0 million, or $0.03 per share. The Company's non-GAAP net income (as defined below) is expected to exceed $2.5 million, or $0.07 per share.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time on Thursday, February 6, 2025, to discuss the Company’s financial results and business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at https://ir.amsc.com. The live call can be accessed by dialing 1-844-481-2802 or 1-412-317-0675 and asking to join the AMSC call. A replay of the call may be accessed 2 hours following the call by dialing 1-877-344-7529 and using conference passcode 9514460.

About AMSC (Nasdaq: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance.  Through its Marinetec™ Solutions, AMSC provides ship protection systems and is developing propulsion and power management solutions designed to help fleets increase system efficiencies, enhance power quality and boost operational safety.  Through its Windtec® Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. The Company’s solutions are enhancing the performance and reliability of power networks, increasing the operational safety of navy fleets, and powering gigawatts of renewable energy globally. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, American Superconductor, D-VAR, D-VAR VVO, Gridtec, Marinetec, Windtec, Neeltran, NEPSI, Smarter, Cleaner … Better Energy, and Orchestrate the Rhythm and Harmony of Power on the Grid are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

AMSC Reports Q3 FY24 Results	Page 3

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements in this release regarding execution of our goals and strategies; backlog; expectations regarding the fourth quarter of fiscal 2024; our expected GAAP and non-GAAP financial results for the quarter ending March 31, 2025; and other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: We have a history of operating losses, which may continue in the future. Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; We have a history of negative operating cash flows, and we may require additional financing in the future, which may not be available to us; Our technology and products could infringe intellectual property rights of others, which may require costly litigation and, if we are not successful, could cause us to pay substantial damages and disrupt our business; Changes in exchange rates could adversely affect our results of operations; We may be required to issue performance bonds or provide letters of credit, which restricts our ability to access any cash used as collateral for the bonds or letters of credit; If we fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; We may not realize all of the sales expected from our backlog of orders and contracts; Our contracts with the U.S. government are subject to audit, modification or termination by the U.S. government and include certain other provisions in favor of the government. The continued funding of such contracts remains subject to annual congressional appropriation, which, if not approved, could reduce our revenue and lower or eliminate our profit; Changes in U.S. government defense spending could negatively impact our financial position, results of operations, liquidity and overall business; Pandemics, epidemics or other public health crises may adversely impact our business, financial condition and results of operations; We rely upon third-party suppliers for the components and subassemblies of many of our Grid and Wind products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; Uncertainty surrounding our prospects and financial condition may have an adverse effect on our customer and supplier relationship; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; A significant portion of our Wind segment revenues are derived from a single customer. If this customer’s business is negatively affected, it could adversely impact our business; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our business and operations would be adversely impacted in the event of a failure or security breach of our or any critical third parties' information technology infrastructure and networks; We may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits; Failure to comply with evolving data privacy and data protection laws and regulations or to otherwise protect personal data, may adversely impact our business and financial results; Many of our revenue opportunities are dependent upon subcontractors and other business collaborators; If we fail to implement our business strategy successfully, our financial performance could be harmed; Problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share; Many of our customers outside of the United States may be either directly or indirectly related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; We have had limited success marketing and selling our superconductor products and system-level solutions, and our failure to more broadly market and sell our products and solutions could lower our revenue and cash flow; We or third parties on whom we depend may be adversely affected by natural disasters, including events resulting from climate change, and our business continuity and disaster recovery plans may not adequately protect us or our value chain from such events; Adverse changes in domestic and global economic conditions could adversely affect our operating results; Our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; Our products face competition, which could limit our ability to acquire or retain customers; We have operations in, and depend on sales in, emerging markets, including India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these markets. Changes in India’s political, social, regulatory and economic environment may affect our financial performance; Our success depends upon the commercial adoption of the REG system, which is currently limited, and a widespread commercial market for our products may not develop; Industry consolidation could result in more powerful competitors and fewer customers; Increasing focus and scrutiny on environmental sustainability and social initiatives could increase our costs, and inaction could harm our reputation and adversely impact our financial results; Growth of the wind energy market depends largely on the availability and size of government subsidies, economic incentives and legislative programs designed to support the growth of wind energy: Lower prices for other energy sources may reduce the demand for wind energy development, which could have a material adverse effect on our ability to grow our Wind business; We may be unable to adequately prevent disclosure of trade secrets and other proprietary information; Our patents may not provide meaningful or long-term protection for our technology, which could result in us losing some or all of our market position; There are a number of technological challenges that must be successfully addressed before our superconductor products can gain widespread commercial acceptance, and our inability to address such technological challenges could adversely affect our ability to acquire customers for our products; Third parties have or may acquire patents that cover the materials, processes and technologies we use or may use in the future to manufacture our Amperium products, and our success depends on our ability to license such patents or other proprietary rights; Our common stock has experienced, and may continue to experience, market price and volume fluctuations, which may prevent our stockholders from selling our common stock at a profit and could lead to costly litigation against us that could divert our management’s attention; Unfavorable results of legal proceedings could have a material adverse effect on our business, operating results and financial condition; and the other important factors discussed under the caption "Risk Factors" in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2024, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q3 FY24 Results	Page 4

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2024	2023	2024	2023
Revenues
Grid	$52,306	$33,603	$131,578	$87,854
Wind	9,097	5,750	24,585	15,757
Total revenues	61,403	39,353	156,163	103,611

Cost of revenues	45,077	29,369	112,000	78,759

Gross margin	16,326	9,984	44,163	24,852

Operating expenses:
Research and development	3,000	2,199	7,932	5,693
Selling, general and administrative	11,567	7,833	30,990	23,648
Amortization of acquisition-related intangibles	444	538	1,289	1,614
Change in fair value of contingent consideration	—	852	6,682	3,052
Restructuring	—	—	—	(14)
Total operating expenses	15,011	11,422	46,893	33,993

Operating income (loss)	1,315	(1,438)	(2,730)	(9,141)

Interest income, net	802	150	2,901	518
Other income (expense), net	272	(298)	(214)	(618)
Income (loss) before income tax expense (benefit)	2,389	(1,586)	(43)	(9,241)

Income tax (benefit) expense	(76)	63	(4,871)	291

Net income (loss)	$2,465	$(1,649)	$4,828	$(9,532)

Net income (loss) per common share
Basic	$0.07	$(0.06)	$0.13	$(0.33)
Diluted	$0.06	$(0.06)	$0.13	$(0.33)

Weighted average number of common shares outstanding
Basic	37,661	29,092	36,766	28,728
Diluted	38,463	29,092	37,457	28,728

AMSC Reports Q3 FY24 Results	Page 5

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	December 31, 2024	March 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$75,203	$90,522
Accounts receivable, net	44,135	26,325
Inventory, net	74,588	41,857
Prepaid expenses and other current assets	10,194	7,295
Restricted cash	1,314	468
Total current assets	205,434	166,467

Property, plant and equipment, net	38,390	10,861
Intangibles, net	6,622	6,369
Right-of-use assets	4,050	2,557
Goodwill	48,950	43,471
Restricted cash	3,523	1,290
Deferred tax assets	1,155	1,119
Equity-method investments	1,397	—
Other assets	757	637
Total assets	$310,278	$232,771

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$29,425	$24,235
Lease liability, current portion	675	716
Debt, current portion	—	25
Contingent consideration	—	3,100
Deferred revenue, current portion	74,325	50,732
Total current liabilities	104,425	78,808

Deferred revenue, long term portion	9,003	7,097
Lease liability, long term portion	2,725	1,968
Deferred tax liabilities	1,423	300
Other liabilities	26	27
Total liabilities	117,602	88,200

Stockholders' equity:
Common stock, $0.01 par value, 75,000,000 shares authorized; 39,863,084 and 37,343,812 shares issued and 39,459,733 and 36,946,181 shares outstanding at December 31, 2024 and March 31, 2024, respectively	399	373
Additional paid-in capital	1,256,210	1,212,913
Treasury stock, at cost, 403,351 and 397,631 at December 31, 2024 and March 31, 2024, respectively	(3,765)	(3,639)
Accumulated other comprehensive income	1,662	1,582
Accumulated deficit	(1,061,830)	(1,066,658)
Total stockholders' equity	192,676	144,571
Total liabilities and stockholders' equity	$310,278	$232,771

AMSC Reports Q3 FY24 Results	Page 6

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended December 31,
	2024	2023
Cash flows from operating activities:

Net income (loss)	$4,828	$(9,532)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	3,984	3,360
Stock-based compensation expense	4,933	3,608
Provision for excess and obsolete inventory	1,186	1,536
Amortization of operating lease right-of-use assets	753	457
Deferred income taxes	(5,171)	3
Earnings from equity method investments	(152)	—
Change in fair value of contingent consideration	6,682	3,052
Other non-cash items	(177)	494
Changes in operating asset and liability accounts:
Accounts receivable	(1,650)	5,945
Inventory	(10,836)	(8,737)
Prepaid expenses and other assets	(1,658)	6,682
Operating leases	(1,531)	(450)
Accounts payable and accrued expenses	118	(15,409)
Deferred revenue	20,686	8,894
Net cash provided by (used in) operating activities	21,995	(97)

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,376)	(635)
Cash paid to settle contingent consideration liabilities	(3,278)	—
Cash paid for acquisition, net of cash acquired	(29,577)	—
Change in other assets	167	(8)
Net cash used in investing activities	(34,064)	(643)

Cash flows from financing activities:
Repurchase of treasury stock	(126)	—
Repayment of debt	(25)	(49)
Cash paid related to registration of common stock shares	(148)	—
Proceeds from exercise of employee stock options and ESPP	157	136
Net cash (used in) provided by financing activities	(142)	87

Effect of exchange rate changes on cash	(29)	3

Net decrease in cash, cash equivalents and restricted cash	(12,240)	(650)
Cash, cash equivalents and restricted cash at beginning of period	92,280	25,675
Cash, cash equivalents and restricted cash at end of period	$80,040	$25,025

AMSC Reports Q3 FY24 Results	Page 7

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$2,465	$(1,649)	$4,828	$(9,532)
Stock-based compensation	2,861	1,140	4,933	3,608
Acquisition costs	15	—	1,095	—
Amortization of acquisition-related intangibles	706	538	1,727	1,620
Change in fair value of contingent consideration	—	852	6,682	3,052
Non-GAAP net income (loss)	$6,047	$881	$19,265	$(1,252)

Non-GAAP net income (loss) per share - basic	$0.16	$0.03	$0.52	$(0.04)
Non-GAAP net income (loss) per share - diluted	$0.16	$0.03	$0.51	$(0.04)
Weighted average shares outstanding - basic	37,661	29,092	36,766	28,728
Weighted average shares outstanding - diluted	38,463	29,428	37,457	28,728

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Income

(In millions, except per share data)

Three Months Ending
March 31, 2025
Net loss	$(1.0)
Stock-based compensation	2.8
Amortization of acquisition-related intangibles	0.7
Non-GAAP net income	$2.5
Non-GAAP net income per share	$0.07
Shares outstanding	37.9

AMSC Reports Q3 FY24 Results	Page 8

Note: Non-GAAP net income (loss) is defined by the Company as net income (loss) before stock-based compensation; amortization of acquisition-related intangibles; acquisition costs; change in fair value of contingent consideration, other non-cash or unusual charges, and the tax effect of adjustments calculated at the relevant rate for our non-GAAP metric. The Company believes non-GAAP net income (loss) and non-GAAP net income (loss) per share assist management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. Actual GAAP and non-GAAP net loss for the fiscal quarter ending March 31, 2025, including the above adjustments, may differ materially from those forecasted in the table above. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measure included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income or other measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP net income (loss) is set forth in the table above.

AMSC Contacts

Investor Relations Contact:

LHA Investor Relations

Carolyn Capaccio

(212) 838-3777

amscIR@lhai.com

Public Relations Contact:

RooneyPartners

Joe Luongo

(914) 906-5903

AMSC Director, Communications:

Nicol Golez

978-399-8344

Nicol.Golez@amsc.com